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                                                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on form S-8 (File No. 0-1424) of our report dated March 2, 1999 relating to the consolidated financial statements of Saville Systems PLC as of and for the year ended December 31, 1998, which report is included in ADC's Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to all references to our firm in this registration statement.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
Dublin, Ireland
December 29, 1999